Exhibit 23
             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Directors of
   Levi Strauss Associates Inc.:

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8, File Nos. 33-40947 and 33-41332.

                                     ARTHUR ANDERSEN & CO.

San Francisco, California,
 February 23, 1994